Exhibit 5.1

DLA Piper LLP (US) 2000 University Avenue East Palo Alto, California 94303-2214 www.dlapiper.com T 650.833.2000 F 650.833.2001

June 21, 2021

Lightning eMotors, Inc.

815 14th Street SW, Suite A100

Loveland, Colorado 80537

Attn: Timothy Reeser

RE:	Registration Statement on Form S-1 of Lightning eMotors, Inc.

Ladies and Gentlemen:

We have acted as counsel to Lightning eMotors, Inc., formally known as GigCapital3, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2021 pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering for resale, on a delayed or continuous basis, by the selling securityholders named in the Registration Statement (the “Selling Securityholders”), of up to an aggregate of 85,387,420 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and warrants to purchase up to 9,365,760 shares of Common Stock, consisting of up to (i) 4,985,000 shares of Common Stock initially issued in private placements to the sponsor of the Company (the “Sponsor Shares”), (ii) 243,479 shares of Common Stock initially issued in private placements to the Company’s underwriters (the “Underwriter Shares”), (iii) 650,000 shares of Common Stock initially issued in private placements to the sponsor of the Company (the “Private Placement Shares”), (iv) 15,000 shares of Common Stock issued in private placements to certain insiders of the Company, solely in consideration of future services (the “Insider Shares”), (v) 45,090,011 shares of Common Stock issued to holders of capital stock of Lightning Systems, Inc. in connection with the consummation of the business combination transaction between the Company and Lightning Systems, Inc. (the “Closing Shares”), (vi) 13,842,518 shares of Common Stock that the former holders of capital stock of Lightning Systems, Inc. have the contingent right to receive upon the Company’s stock achieving certain trading milestones on or prior to May 6, 2026 (the “Earnout Shares”), (vii) 670,108 warrants to purchase shares of Common Stock issued in private placements to the sponsor and underwriters of the Company (the “Placement Warrants”), (viii) 670,108 shares of Common Stock that are issuable by the Company upon exercise of the Placement Warrants (the “Private Warrant Shares”), (ix) 2,500,000 shares of Common Stock issued to BP Technology Ventures, Inc. (the “PIPE Shares”), (x) 8,695,652 shares of Common Stock (the “Note Shares”) that are issuable by the Company upon conversion of 7.5% convertible senior notes due 2024 (the “Convertible Notes”) held by certain investors (the “Note Investors”), (xi) 8,695,652 warrants to purchase shares of Common Stock issued to the Note Investors (the “Convertible Note Warrants”) and (xii) 8,695,652 shares of Common Stock that are issuable by the Company upon exercise of the Convertible Note Warrants (the “Convertible Note Warrant Shares”). In addition, the Registration Statement covers the issuance by the Company of up to

14,999,970 shares of Common Stock issuable upon the exercise of outstanding warrants (the “Public Warrants” and, together with the Placement Warrants and the Convertible Note Warrants, the “Warrants”) that were previously issued by the Company in a transaction registered with the Commission (the “Public Warrant Shares” and, together with the Private Warrant Shares and the Convertible Note Warrant Shares, the “Warrant Shares”). The Sponsor Shares, the Underwriter Shares, the Private Placement Shares, the Insider Shares, the Closing Shares, the Earnout Shares and the PIPE Shares are collectively referred to as the “Shares”.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below, including: (i) the Second Amended and Restated Certificate of Incorporation of the Company that is filed as Exhibit 3.1 to the Registration Statement; (ii) the Amended and Restated Bylaws of the Company that are filed as Exhibit 3.2 to the Registration Statement; (iii) the Registration Statement; (iv) the Specimen Common Stock Certificate that is filed as Exhibit 4.1 to the Registration Statement; (v) the Specimen Warrant Certificate that is filed as Exhibit 4.2 to the Registration Statement; (vi) the Registration Rights and Lock-Up Agreement, dated May 6, 2021, by and among the Company and certain stockholders that is filed as Exhibit 10.1 to the Registration Statement; (vii) the form of Convertible Note Subscription Agreement that is filed as Exhibit 10.2 to the Registration Statement; (viii) the Indenture dated May 6, 2021, by and between the Company and Wilmington Trust, National Association that is filed as Exhibit 10.3 to the Registration Statement (the “Indenture”); (viii) the Amended and Restated Warrant Agreement that is filed as Exhibit 10.4 to the Registration Statement; (ix) the Subscription Agreement, dated as of December 10, 2020, by and between the Company and BP Technology Ventures, Inc. that is filed as Exhibit 10.6 to the Registration Statement; (x) the Unit Purchase Agreement, dated May 13, 2020, by and between the Company and GigAcquisitions3, LLC that is filed as Exhibit 10.18 to the Registration Statement; (xi) the Unit Purchase Agreement, dated May 13, 2020, by and among the Company and the underwriters that is filed as Exhibit 10.19 to the Registration Statement; (xii) the Insider Letter Agreement, dated May 13, 2020, by and among the Company and each of its executive officers and directors that is filed as Exhibit 10.20 to the Registration Statement; and (xiii) such minutes of meetings, consents, books, records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. With respect to such examination, without independent investigation or verification of any kind, we have assumed the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company. We have further assumed that each of the documents identified in clauses (i) through (xiii) above has been or will be entered into, adopted or filed as appropriate.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that, when the Registration Statement becomes effective under the Securities Act, (i) the Shares will be duly authorized, validly issued, fully paid and non-assessable; (ii) the Warrants will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and non-assessable; and (iv) the Note Shares, when issued upon conversion of the Convertible Notes in accordance with the terms of the Indenture, will be duly authorized, validly issued, fully paid and non-assessable.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware General Corporation Law, all applicable judicial and regulatory determinations in connection therewith and, as to the Warrants, constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Common Stock appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement and in any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)